UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 16, 2004 Date of Report (Date of earliest event reported)

ROYAL GOLD, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-5664	84-0835164
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1660 Wynkoop Street, Suite 1000, Denver, CO		80202-1132
(Address of principal executive offices)		(Zip Code)

303-573-1660 (Registrant's telephone number, including area code)

Item 9.		Regulation FD Disclosure

The following information is furnished pursuant to Item 9 "Regulation FD Disclosure."

On June 16, 2004, Royal Gold, Inc. announced its third quarter dividend.  The information contained in the press release dated June 16, 2004, regarding the Company's dividend is incorporated herein by reference and is filed as Exhibit 99.1 hereto.

2
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Royal Gold, Inc.
(Registrant)

By:	/s/ Karen Gross
Name:	Karen Gross
Title:	Vice President & Corporate Secretary

Dated: June 16, 2004
3
INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press release dated June 16, 2004, "Royal Gold Announces Third Quarter Dividend."
4
Exhibit 99.1

FOR IMMEDIATE RELEASE:	FOR FURTHER INFORMATION CONTACT:
Stanley Dempsey, Chairman & CEO Karen Gross, Vice President & Corporate Secretary (303) 573-1660

ROYAL GOLD ANNOUNCES THIRD QUARTER DIVIDEND

          DENVER, COLORADO. JUNE 16, 2004: ROYAL GOLD, INC. (NASDAQ:RGLD; TSX:RGL) today announced that its Board of Directors has declared its third quarter dividend of US$0.0375 per share of common stock. The dividend is payable on July 16, 2004, to shareholders of record at the close of business on July 2, 2004. The Company has paid dividends since 2000.

          Royal Gold is a precious metals royalty company engaging in the acquisition and management of precious metals royalty interests. Royal Gold is publicly traded on the NASDAQ National Market System, under the symbol "RGLD" and on the Toronto Stock Exchange, under the symbol "RGL." The Company's web page is located at www.royalgold.com.

*** END ***